FOR IMMEDIATE RELEASE

Hughes Communications, Inc. Announces Fourth Quarter and

Full Year 2006 Results

Hughes Network Systems, LLC Full Year 2006 Revenues Increase 6% over

Full Year 2005 to $858 million;

EBITDA Increases 24% to $108 million, Adjusted EBITDA Increases 9% to $126 million;

Cash from Operations Doubles to $92 million

Germantown, Md., March 26, 2007—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the fourth quarter and year ended December 31, 2006. Hughes’ consolidated operations are classified into three reportable segments: VSAT; Telecom Systems; and Other. The VSAT and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary. The Other segment includes the financial results of Hughes Corporate, Electronic System Products, Inc., and investments in the other companies that were contributed from SkyTerra Communications, Inc. (“SkyTerra”), Hughes’ predecessor, prior to the separation of SkyTerra and Hughes in February 2006.

Hughes Network Systems, LLC (HNS)

“HNS had strong financial performance in 2006,” said Pradman Kaul, president and chief executive officer. “Revenues increased by 6% over 2005 to $858 million and our profitability in 2006 was also very strong. Operating Income for the year was $58 million, a growth of 27% over 2005; EBITDA increased by 24% to $108 million in 2006 over 2005, and Adjusted EBITDA grew by 9% to $126 million in the same period. We generated $92 million of cash from operations in 2006, which is more than double what we generated in 2005. The major contributors to revenue growth were our consumer/SMB and mobile satellite businesses. Consumer/SMB subscribers grew 19% from 274,400 at the end of 2005 to 327,500 at the end of 2006. Revenue in the consumer/SMB business also grew by 18% over FY 2005 to $292 million. Revenue from our mobile satellite business grew 47% in 2006 over 2005, primarily through revenue from Thuraya, Terrestar and ICO. Our North American and International enterprise businesses continued to be a steady revenue base contributing over half of HNS’ total revenue in 2006, with significant orders from Exxon Mobil, Walgreens, Saudi MOFA, Enlaces Integra, Rite Aid, GTECH, Federal Express, Telmex, Galaxy Broadband, Murphy Oil, Jack in the Box, Sonic, Real Time, Yum Brands, and others. Overall, we are pleased that we have delivered on our business plan both financially and strategically in 2006.”

“These impressive full-year results were a result of sustained quarterly performance, including a strong fourth quarter,” continued Kaul. “We grew fourth quarter 2006 revenue by 7% and EBITDA by 13% over the fourth quarter of 2005. Adjusted EBITDA for fourth quarter 2006 grew 11% over the same period in 2005. The growth engines in the fourth quarter were once again the consumer/SMB and mobile satellite businesses; the consumer/SMB revenue grew by 19% in the fourth quarter of 2006 over the fourth quarter of 2005, and the mobile satellite revenue more than doubled in the fourth quarter of 2006 over the fourth quarter of 2005.”

Set forth below is a table highlighting certain of HNS’ results for the three months and twelve months ended December 31, 2006 and December 31, 2005.

Hughes Network Systems, LLC
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2006	2005	2006	2005
Revenue
VSAT	$215,465	$212,398	$767,237	$738,320
Telecom Systems	27,850	15,733	90,988	68,589
Total	$243,315	$228,131	$858,225	$806,909

Operating income
VSAT	$19,609	$27,607	$38,803	$33,289
Telecom Systems	5,342	2,580	18,871	12,240
Total	$24,951	$30,187	$57,674	$45,529

Net income	$11,194	$21,943	$19,102	$24,048

EBITDA	$44,700	$39,533	$108,003	$87,324

Adjusted EBITDA	$45,455	$41,040	$125,619	$114,763

a)	For the definitions of EBITDA and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Commenting on the financial performance, Grant Barber, executive vice president and chief financial officer said, “As you can see from the table above, our revenue, EBITDA, and Adjusted EBITDA have shown steady improvement in the year ended December 2006 over the same period in 2005. Our ongoing focus on working capital management resulted in a net generation of $92 million of cash from operations in the year ended December 2006, a significant improvement over year ended December 2005. HNS ended full-year 2006 with a strong balance sheet including $203 million of cash and marketable securities for HNS. The consolidated cash and marketable securities balance for Hughes as of the year ended December 31, 2006 was $214 million. I am also pleased to report that in February 2007, we closed a $115 million senior unsecured credit facility with a syndicate of banks, further improving our liquidity.”

Selected Highlights

•

Mobile Satellite Ventures, LP (MSV) and HNS announced the signing of a contract under which HNS will develop and supply MSV’s Satellite Base Transceiver Sub-System (S-BTS). The contract value is over $43 million. The S-BTS is the central element of the base station, which will facilitate communication between MSV’s satellites and terrestrial communications network.

•

HNS announced that the European Telecommunications Standards Institute (ETSI) has approved the Internet Protocol over Satellite.v2 (IPoS.v2) air interface standard, which incorporates the DVB-S2 industry standard with ACM (Adaptive Coding and Modulation). IPoS is the most widely deployed satellite broadband standard in the world.

•

Pilot sites in the US and UK have been chosen for the introduction of BPTV, an innovative digital signage media service with advertising and unique BP programming content shown on screens placed at gasoline stations, as well as in-store. The HughesNet™ Digital Media Solution that delivers BPTV programming encompasses the planning, installation, and remote operation of the screens, speakers and supporting broadband network infrastructure. Content broadcasting is delivered over Hughes’ cost-effective, highly-scalable HughesNet broadband service platform. In addition, Hughes provides program scheduling, management, and independent certification of advertisements—a critical issue for advertisers.

•	The number of HughesNet consumer/SMB subscribers reached 327,500 at the end of the fourth quarter of 2006, a 19% growth over the same period in 2005.

•	HNS announced that it has been named North American Space & Communications Company of the Year by global growth consulting company Frost & Sullivan. The prestigious award is presented only to companies that demonstrate and exemplify the criteria set forth by Frost & Sullivan, such as technology innovation, market potential, proof of success, strategic marketing, revenue growth, new market penetration, visibility, and leadership.

To summarize, Kaul said, “Our fundamental message is the same today as it was twelve months ago—a strong enterprise segment that provides the core revenue with loyal customers who commit to long-term contracts, with growth being fueled by the consumer/SMB and mobile satellite markets. Looking ahead, we expect to commence commercial service on SPACEWAY 3, our next-generation satellite, in early 2008. We expect that SPACEWAY 3 will substantially reduce our costs and open up new revenue opportunities going forward in the enterprise and consumer/SMB markets. We believe that all the above, combined with the strong financial performance in 2006, have positioned HNS very well for 2007 and beyond.”

Hughes Communications, Inc. (Hughes)

On January 1, 2006, Hughes consummated the purchase (the “January 2006 Acquisition”) from DTV Network Systems, Inc. of the remaining 50% of HNS. As a result of the January 2006 Acquisition, Hughes’ business has changed materially. For periods following the closing of the January 2006 Acquisition, the financial position and operating results of HNS are included in Hughes’ consolidated financial statements. From April 22, 2005 (the date of the acquisition of the initial 50% interest in HNS) through December 31, 2005, Hughes’ investment in HNS is recorded using the equity method of accounting.

Certain financial information for Hughes is shown below. The financial information for the three and twelve months ended December 31, 2006 is a combination of HNS and Other Businesses.

Hughes Communications, Inc.
	Three Months Ended December 31,		Three Months Ended December 31,
(Dollars in thousands)	2006	2005	2006	2005
Revenue
VSAT	$215,465	$—	$767,237	$—
Telecom Systems	27,850	—	90,988	—
Other	89	172	474	615
Total	$243,404	$172	$858,699	$615

Operating income (loss)
VSAT	$19,609	$—	$38,803	$—
Telecom Systems	5,342	—	18,871	—
Other	(1,756)	(3,705)	(5,032)	(9,299)
Total	$23,195	$(3,705)	$52,642	$(9,299)

Net income (loss)	$9,457	$57,669	$(39,113)	$59,325

EBITDA	$42,802	$7,104	$101,607	$7,582

a)	For the definition of EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

The net loss for the twelve months ended December 31, 2006 includes a tax charge of approximately $51.3 million in connection with the SkyTerra/Hughes separation. As Hughes is the accounting successor to SkyTerra, the taxes associated with the separation are included in Hughes’ results for the quarter ended March 31, 2006 and a portion of the deferred tax assets were utilized to satisfy the tax expense resulting from the taxable gain. This expense did not have an impact on Hughes’ cash flows from operations.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between HNS’ net income as determined under United States of America generally accepted accounting principles (GAAP), EBITDA and Adjusted EBITDA.

Hughes Network Systems, LLC
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2006	2005	2006	2005
Net income	$11,194	$21,943	$ 19,102	$ 24,048
Add:
Interest expense	15,143	8,588	46,041	24,375
Foreign income tax expense	1,221	383	3,276	873
Depreciation and amortization	19,723	9,858	48,459	40,943
Less:
Interest income	(2,581)	(1,239)	(8,875)	(2,915)

EBITDA	$44,700	$39,533	$108,003	$87,324

Add:
Inventory provision related to shift to Broadband focus	—	—	11,879	—
HughesNet branding costs	—	—	1,454	—
Facilities costs	—	—	—	2,363
Transaction costs related to the April 2005 Acquisition	—	489	—	1,468
Elimination of payroll and benefits reflective of headcount reductions	—	—	—	5,418
Assumed net reduction of SPACEWAY operating costs	—	—	—	4,542
Restructuring charge	—	—	—	3,068
Benefits/insurance programs sponsored by DIRECTV	425	653	2,385	7,597
Legal expenses related to non-acquired business	—	—	—	2,178
Legal settlement and related fees—pre-April 2005 Acquisition	—	—	586	—
Equity incentive plan compensation	80	115	312	115
Management fee to Hughes Communications, Inc.	250	250	1,000	690

Adjusted EBITDA	$45,455	$41,040	$125,619	$114,763

The following table reconciles the differences between Hughes’ net income as determined under GAAP and EBITDA:

Hughes Communications, Inc.
	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2006	2005	2006	2005
Net income (loss)	$ 9,457	$ 57,669	$(39,113)	$ 59,325
Add:
Interest expense	15,143	—	47,791	—
Income tax expense (benefit)	1,221	(50,334)	54,110	(50,334)
Depreciation and amortization	19,723	7	48,459	27
Less:
Interest income	(2,742)	(238)	(9,640)	(1,436)

EBITDA	$42,802	$7,104	$101,607	$7,582

The financial statements of Hughes and HNS for the twelve months ended December 31, 2006 are attached to this press release.

Note:

EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA is used in calculating covenant compliance under HNS’ credit agreement and the indenture governing HNS’ 9 1/2% Senior Notes due 2014. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments, including the net costs of SPACEWAY for the first quarter of 2005 to reflect the effects of the implementation of the SPACEWAY services agreement with DIRECTV, Inc. as if it had occurred on January 1, 2005. EBITDA and Adjusted EBITDA are not recognized terms under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, and debt service requirements (including VSAT operating lease hardware). EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA are presented herein because HNS and Hughes use such information in their review of the performance of management and in the performance of their business. In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenants under the senior note indenture and HNS’ credit agreement.

About Hughes Communications, Inc.

Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations. To date, Hughes has shipped more than 1.2 million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives and the ability to launch and deploy SPACEWAY 3. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 26, 2007 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, IPoS, and SPACEWAY are trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.

Contact Information

Investor Relations Contact: Deepak Dutt, Vice President, Treasurer and Investor Relations Officer Email: ddutt@hns.com Phone: 301-428-7010	Media Contact: Judy Blake, Director, Marketing Communications Email: jblake@hns.com Phone: 301-601-7330

Attachments

Hughes Communications, Inc.

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Cash Flows

Hughes Network Systems, LLC

Balance Sheets

Statements of Operations

Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$106,933	$21,964
Marketable securities	107,320	6,000
Receivables, net	180,955	47
Inventories	61,280	—
Prepaid expenses and other	38,683	3,330
Deferred income taxes	1,264	23,378
Assets held-for-sale	—	468

Total current assets	496,435	55,187

Property, net	312,497	18
Capitalized software costs, net	41,159	—
Intangible assets, net	30,663	—
Investment in Mobile Satellite Ventures LP	—	42,761
Investment in Hughes Network Systems, LLC	—	75,282
Deferred income taxes	2,440	26,956
Other assets	48,450	5,133

Total assets	$931,644	$205,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$59,391	$2,380
Short term borrowings and current portion of long-term debt	27,210	—
Accrued liabilities	124,586	2,473
Due to affiliates	13,119	—
Liabilities held-for-sale	—	525

Total current liabilities	224,306	5,378

Long-term debt	469,190	—
Other long-term liabilities	18,079	—

Total liabilities	711,575	5,378

Commitments and contingencies
Minority interests	4,680	8,474

Series A Redeemable Convertible Preferred Stock, $0.01 par value, net of amortized discount of $28,194 at December 31, 2005		93,100

Stockholders’ Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding at December 31, 2006; no shares authorized, issued or outstanding as of December 31, 2005
Preferred stock, $0.01 par value; no shares authorized, issued or outstanding as of December 31, 2006; 10,000,000 shares authorized and 1,199,077 shares Series A Redeemable Convertible Preferred Stock issued and outstanding as of December 31, 2005		—
Common stock, $0.001 par value; 64,000,000 shares authorized; 19,000,622 shares and 4,365,988 shares issued and outstanding as of December 31, 2006 and 2005, respectively	19	4
Non-voting common stock, $0.01 par value; no shares authorized, issued or outstanding as of December 31, 2006; 50,000,000 shares authorized, and 4,495,106 shares issued and outstanding as of December 31, 2005		45
Additional paid in capital	626,927	473,737
Accumulated deficit	(410,408)	(371,295)
Accumulated other comprehensive loss	(1,149)	(4,106)

Total stockholders’ equity	215,389	98,385

Total liabilities and stockholders’ equity	$931,644	$205,337

HUGHES COMMUNICATIONS, INC.

Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

	Year Ended December 31,
	2006	2005	2004
Revenues:
Services	$440,450	$615	$2,117
Hardware sales	418,249	—	—

Total revenues	858,699	615	2,117

Operating costs and expenses:
Cost of services	309,698	326	2,036
Cost of hardware products sold	327,708	—	—
Selling, general and administrative	139,449	9,588	9,367
Research and development	23,058	—	—
Amortization of intangibles	6,144	—	—

Total operating costs and expenses	806,057	9,914	11,403

Operating income (loss)	52,642	(9,299)	(9,286)

Other income (expense):
Interest expense	(47,791)	—	—
Interest income	9,640	1,436	10,548
Other income, net	2,323	877	21,030

Income before income tax (expense) benefit; minority interests in net (earnings) losses of subsidiaries; equity in (losses) earnings of unconsolidated affiliates; and discontinued operations	16,814	(6,986)	22,292
Income tax (expense) benefit	(54,110)	50,334	—
Minority interests in net (earnings) losses of subsidiaries	118	1,925	(810)
Equity in (losses) earnings of unconsolidated affiliates	(2,132)	13,947	(2,356)

(Loss) income from continuing operations	(39,310)	59,220	19,126
Discontinued operations:
Loss from discontinued operations	(43)	(956)	(1,960)
Gain on sale of discontinued operations	240	1,061	—

Net (loss) income	(39,113)	59,325	17,166
Cumulative dividends and accretion of convertible preferred stock to liquidation value	(1,454)	(9,969)	(9,918)

Net (loss) income attributable to common stockholders	$(40,567)	$49,356	$7,248

Basic net (loss) earnings per common share:
Continuing operations	$(2.44)	$5.59	$1.22
Discontinued operations	0.01	0.01	(0.26)

Basic net (loss) earnings per common share	$(2.43)	$5.60	$0.96

Diluted net (loss) earnings per common share:
Continuing operations	$(2.44)	$5.33	$1.16
Discontinued operations	0.01	0.01	(0.25)

Diluted net (loss) earnings per common share	$(2.43)	$5.34	$0.91

Basic weighted average common shares outstanding	16,668,591	8,807,237	7,557,948
Diluted weighted average common shares outstanding	16,668,591	9,244,011	7,918,685

HUGHES COMMUNICATIONS, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net (loss) income	$(39,113)	$59,325	$17,166
Adjustments to reconcile net (loss) income to cash flows from operating activities:
Gain on Motient note	—	—	(22,516)
Loss (gain) on discontinued operations	43	(105)	1,960
Depreciation and amortization	48,459	27	44
Amortization of debt issuance costs	1,056	—	—
Equity plan compensation expense	3,720	965	3,095
Equity in earnings of Hughes Network Systems, LLC	—	(24,054)	—
Equity in losses of unconsolidated affiliates	2,132	9,469	1,020
Loss on investments in affiliates	—	638	1,336
Minority interests	(118)	(1,925)	810
Gain on disposal of assets	(222)	(49)	—
Gain on receipt of investment from unconsolidated affiliates	(1,788)	—	—
Compensation expense for issuance of warrants by consolidated subsidiary	—	—	296
Change in other operating assets and liabilities, net of acquisitions:
Receivables, net	24,599	(18)	208
Inventories	11,894	—	—
Deferred income taxes	46,630	(50,334)	—
Prepaid expenses and other	9,979	4,863	10,314
Deferred revenue	—	(20)	(138)
Accounts payable	(11,675)	(4,153)	4,114
Accrued liabilities and other	(5,413)	—	—

Net cash provided by (used in) continuing operations	90,183	(5,371)	17,709
Net cash used in discontinued operations	(10)	(1,093)	(1,565)

Net cash provided by (used in) operating activities	90,173	(6,464)	16,144

Cash flows from investing activities:
Acquisition of Hughes Network Systems, LLC, net of cash received	12,753	(50,000)	—
Repayments of notes receivable	—	—	21,500
Change in restricted cash	(2,883)	(3,060)	—
Purchase of marketable investments, net	(90,112)	(12,228)	(68,602)
Cash paid for investments in affiliates	—	(3,562)	(1,928)
Net sales of short-term investments	—	65,977	30,649
Expenditures for property	(77,191)	(3)	(11)
Proceeds from sale of property and intangibles	521	62	—
Sales of investment in affiliates	—	1,923	—
Expenditures for capitalized software	(16,416)	—	—
Other, net	—	—	19

Net cash used in continuing operations	(173,328)	(891)	(18,373)
Net cash used in discontinued operations	—	(63)	(952)

Net cash used in investing activities	(173,328)	(954)	(19,325)

HUGHES COMMUNICATIONS, INC.

Consolidated Statements of Cash Flows (Continued)

(Dollars in thousands)

	Year Ended December 31,
	2006	2005	2004
Cash flows from financing activities:
Net decrease in notes and loans payable	(1,609)	—	—
Distributions to minority interest of consolidated subsidiary	—	—	(3,361)
Debt borrowings from Apollo	100,000	—	—
Debt repayments to Apollo	(100,000)	—	—
Proceeds from rights offering	100,000	—	—
Distribution to SkyTerra	(9,314)	—	—
Proceeds from issuance of common stock, net of costs	—	—	35,044
Payment of dividends on preferred stock	(1,394)	(5,575)	(1,394)
Proceeds from exercise of stock options and warrants	2,206	140	284
Repurchase of common stock of consolidated subsidiary	—	(4)	(2)
Long-term debt borrowings	455,330	—	—
Repayment of long-term debt	(364,872)	—	—
Debt issuance costs	(11,668)	—	—

Net cash provided by (used in) continuing operations	168,679	(5,439)	30,571
Net cash provided by discontinued operations	—	76	450

Net cash provided by (used in) financing activities	168,679	(5,363)	31,021
Effect of exchange rate changes on cash and cash equivalents	(555)	11	(3)

Net increase (decrease) in cash and cash equivalents	84,969	(12,770)	27,837
Cash and cash equivalents at beginning of the period	21,964	34,734	6,897

Cash and cash equivalents at end of the period	$106,933	$21,964	$34,734

Supplemental cash flow information:
Cash paid for interest	$41,464	$—	$—
Cash paid for income taxes	$6,578	$—	$—

Noncash financing activities:
Conversion of notes receivable to partnership interest in Mobile Satellite Ventures LP			$51,118
Common stock issued in connection with purchase of interest in Hughes Network Systems, LLC		$5,160

Supplemental non-cash disclosure due to acquisition by Hughes Communications, Inc.:
Increase in assets	$51,471
Increase in liabilities	40,118

Increase in net assets	$11,353

HUGHES NETWORK SYSTEMS

Balance Sheets

(Dollars in thousands)

	Consolidated Successor	Consolidated Predecessor
	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$99,098	$113,267
Marketable securities	103,466	13,511
Receivables, net	180,694	200,982
Inventories	61,280	73,526
Prepaid expenses and other	39,175	48,672

Total current assets	483,713	449,958

Property, net	312,497	259,578
Capitalized software costs, net	41,159	16,664
Intangible assets, net	30,663	—
Other assets	44,358	30,324

Total assets	$912,390	$756,524

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$57,781	$51,294
Short term borrowings and current portion of long-term debt	27,210	29,616
Accrued liabilities	123,576	130,601
Due to affiliates	13,592	18,960

Total current liabilities	222,159	230,471

Long-term debt	469,190	342,406
Due to affiliates	—	8,967
Other long-term liabilities	18,079	3,494

Total liabilities	709,428	585,338

Commitments and contingencies

Minority interests	4,659	6,594

Equity:
Class A membership interests	180,346	125,768
Class B membership interests	—	—
Retained earnings	19,102	46,571
Accumulated other comprehensive loss	(1,145)	(7,747)

Total equity	198,303	164,592

Total liabilities and equity	$912,390	$756,524

HUGHES NETWORK SYSTEMS

Statements of Operations

(Dollars in thousands)

	Consolidated Successor	Consolidated Predecessor	Combined Consolidated Prior Predecessor
	Year Ended December 31, 2006	April 23 - December 31, 2005	January 1 - April 22, 2005	Year Ended December 31, 2004
Revenues:
Services	$439,976	$303,467	$121,917	$383,519
Hardware sales	418,249	280,001	101,524	405,831

Total revenues	858,225	583,468	223,441	789,350

Operating costs and expenses:
Cost of services	309,583	209,226	88,092	290,365
Cost of hardware products sold	327,708	206,431	86,467	338,650
Selling, general and administrative	134,058	80,658	50,142	158,102
Research and development	23,058	19,102	18,194	55,694
Amortization of intangibles	6,144		—	—
Restructuring costs	—	1,443	1,625	10,993
SPACEWAY impairment provision	—	—	—	1,217,745
Asset impairment provision	—	—	—	150,300

Total operating costs and expenses	800,551	516,860	244,520	2,221,849

Operating income (loss)	57,674	66,608	(21,079)	(1,432,499)
Other income (expense):
Interest expense	(46,041)	(22,744)	(1,631)	(7,466)
Interest income	8,875	2,813	102	772
Other income, net	2,033	198	—	5,805

Income (loss) before income tax expense, minority interest in net (earnings) losses of subsidiaries and equity in earnings of unconsolidated affiliates	22,541	46,875	(22,608)	(1,433,388)
Income tax expense	(3,276)	(693)	(180)	(32)
Minority interests in net (earnings) loss of subsidiaries	(163)	366	231	(64)
Equity in earnings of unconsolidated affiliates	—	23	34	—

Net income (loss)	$19,102	$46,571	$(22,523)	$(1,433,484)

HUGHES NETWORK SYSTEMS

Statements of Cash Flows

(Dollars in thousands)

	Consolidated Successor	Consolidated Predecessor	Combined Consolidated Prior Predecessor
	Year Ended	April 23 -	January 1 -	Year Ended
	December 31,	December 31,	April 22,	December 31,
	2006	2005	2005	2004
Cash flows from operating activities:
Net income (loss)	$19,102	$46,571	$(22,523)	$(1,433,484)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	48,459	27,209	13,734	96,973
Amortization of debt issuance costs	1,056	970	60	—
Gain on receipt of investment by subsidiary	(1,788)	—	—	—
Equity plan compensation expense	296	115	—	—
Minority interest	163
Equity in losses from unconsolidated affiliates	—	(26)	—	—
Gain on disposal of assets	—	—	—	(5,804)
SPACEWAY impairment provision	—	—	—	1,217,745
Asset impairment provision	—	—	—	150,300
Other	—	(198)	—	—
Change in other operating assets and liabilities, excluding the effect of the HCI Transaction:
Receivables, net	24,839	(37,886)	5,438	41,471
Inventories, net	11,894	22,987	2,738	22,863
Prepaid expenses and other	3,335	(1,681)	(3,965)	8,197
Accounts payable	(11,286)	11,093	(31,721)	9,920
Accrued liabilities and other	(4,337)	24,298	(16,457)	(20,445)

Net cash provided by (used in) operating activities	91,733	93,452	(52,696)	87,736

Cash flows from investing activities:
Change in restricted cash	(294)	(4,860)	1,978	(1,152)
Purchase of short-term investments, net	(89,254)	(13,544)	—	—
Expenditures for property	(77,191)	(53,694)	(22,912)	(122,158)
Expenditures for capitalized software	(16,416)	(12,871)	(3,273)	(16,673)
Proceeds from sale of property and intangibles	521	1,263	—	17,016
Other, net	—	224	(958)	148

Net cash used in investing activities	(182,634)	(83,482)	(25,165)	(122,819)

Cash flows from financing activities:
Net (decrease) increase in notes and loans payable	(1,609)	(3,309)	871	(7,955)
(Distributions to) contributions from former owners, net	—	—	(108,868)	52,429
Long-term debt borrowings	455,330	18,882	327,775	33,245
Repayment of long-term debt	(364,872)	(31,222)	(30,141)	(70,659)
Debt issuance costs	(11,668)	—	(10,482)	—

Net cash provided by (used in) financing activities	77,181	(15,649)	179,155	7,060

Effect of exchange rate changes on cash and cash equivalents	(449)	(2,824)	5,669	865

Net (decrease) increase in cash and cash equivalents	(14,169)	(8,503)	106,963	(27,158)
Cash and cash equivalents at beginning of the period	113,267	121,770	14,807	41,965

Cash and cash equivalents at end of the period	$99,098	$113,267	$121,770	$14,807

Supplemental cash flow information:
Cash paid for interest	$39,714	$22,138	$1,496	$10,422
Cash paid for income taxes	$3,615	$1,121	$208	$732
Supplemental disclosure of non-cash financing activities:
Property transferred to Parent				$308,000

Supplemental non-cash disclosure due to acquisition by Hughes Communications, Inc.:
Increase in assets	$51,471
Increase in liabilities	40,118

Increase in net assets	$11,353